Exhibit 99.1

Rithm Capital Corp. Announces Third Quarter 2024 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the third quarter ended September 30, 2024:

Third Quarter 2024 Financial Highlights:

•GAAP net income of $97.0 million, or $0.20 per diluted common share(1)
•Earnings available for distribution of $270.3 million, or $0.54 per diluted common share(1)(2)
•Common dividend of $129.9 million, or $0.25 per common share
•Book value per common share of $12.31(1)

	Q3 2024		Q2 2024
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.20		$0.43
GAAP Net Income	$97.0	million	$213.2	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.54		$0.47
Earnings Available for Distribution(2)	$270.3	million	$231.1	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$129.9	million	$122.4	million

“Rithm had another terrific quarter in Q3 with the entire business demonstrating both operational resilience and earnings durability, which are increasingly the hallmarks of our well-balanced model,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “Our core businesses are consistently creating value for shareholders through earnings, which is either distributed as dividends or reinvested back into compounding our growth, diversifying earnings and positioning the business for future success to benefit our shareholders and LPs alike.”

Third Quarter 2024 Company Highlights:

•Rithm Capital
•Rithm sold 30 million shares of common stock for gross proceeds of approximately $340 million
•Total Servicing portfolio of $878 billion unpaid principal balance (“UPB”) at September 30, 2024(3)

•Newrez
•Origination & Servicing segment pre-tax income of $245.9 million, excluding the MSR mark-to-market loss adjustment of $558.2 million, up from $227.6 million in Q2’24
•Generated a 24% pre-tax return on equity (“ROE”) on $4.3 billion of equity(4)(5)
•Total servicing UPB of $755 billion, an increase of 34% YoY, including $233 billion UPB of third-party servicing, an increase of 116% YoY
•Origination funded production volume of $15.9 billion, an increase of 9% QoQ and 43% YoY

•Genesis
•Mortgage Loans Receivable segment pre-tax income of $35.1 million
•Generated a 18% pre-tax ROE on $743 million of equity(6)
•Origination volume of $761 million, an increase of 26% YoY
•Issued second largest rated residential transitional loan securitization of $450 million, focused on ground-up construction

•Sculptor
•Approximately $34 billion of assets under management (“AUM”) at September 30, 2024(7)
•First closing of Real Estate Fund V at $1.3 billion focused on opportunistic real estate investments
•Closed a US CLO for a total of ~$400 million of AUM

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 496,800,687 and 490,981,282 weighted average diluted shares for the quarters ended September 30, 2024 and June 30, 2024, respectively. Per share calculations of Book Value are based on 519,732,422 common shares outstanding as of September 30, 2024.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes excess and full MSRs, as well as third-party servicing.
(4)Excludes full MSR mark-to-market loss adjustment of $558.2 million.

(5)ROE is calculated based on annualized pre-tax income, excluding MSR mark-to-market, divided by the average Origination and Servicing segment ending equity for the respective period.

(6)ROE is calculated based on annualized pre-tax income, divided by the average Mortgage Loans Receivable segment ending equity for the respective period.
(7)“Assets Under Management” (AUM) refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the open-ended funds or gross asset value of Real Estate funds, (ii) uncalled capital commitments, (iii) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other Sculptor funds/vehicles. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions. Sculptor AUM calculation methodology changed effective September 1, 2024.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Tuesday, October 29, 2024 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Third Quarter 2024 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10193763/fdc41fbbf8.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, November 5, 2024 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “4703609.”

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	September 30, 2024	June 30, 2024
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$493,171	$498,978
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(139,784) and $(165,138), respectively)	(747,335)	(67,898)
Servicing revenue, net	(254,164)	431,080
Interest income	550,732	478,653
Gain on originated residential mortgage loans, held-for-sale, net	184,695	153,741
Other revenues	57,212	56,500
Asset management revenues	81,039	109,433
	619,514	1,229,407
Expenses
Interest expense and warehouse line fees	510,168	465,944
General and administrative	208,046	207,123
Compensation and benefits	265,673	270,448
	983,887	943,515
Other income (loss)
Realized and unrealized gains (losses), net	412,953	(14,769)
Other income (loss), net	(3,432)	19,042
	409,521	4,273
Income (loss) before income taxes	45,148	290,165
Income tax expense (benefit)	(78,433)	51,648
Net income (loss)	$123,581	$238,517
Noncontrolling interests in income of consolidated subsidiaries	1,839	2,961
Dividends on preferred stock	24,718	22,395
Net income (loss) attributable to common stockholders	$97,024	$213,161

Net income (loss) per share of common stock
Basic	$0.20	$0.44
Diluted	$0.20	$0.43
Weighted average number of shares of common stock outstanding
Basic	491,362,857	486,721,836
Diluted	496,800,687	490,981,282

Dividends declared per share of common stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share data)

	September 30, 2024	June 30, 2024
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$9,300,989	$9,693,331
Government and government-backed securities ($10,110,166 and $9,300,237 at fair value, respectively)	10,134,897	9,325,097
Residential mortgage loans, held-for-investment, at fair value	378,032	368,866
Residential mortgage loans, held-for-sale ($3,115,934 and $3,837,929 at fair value, respectively)	3,185,873	3,910,823
Consumer loans, held-for-investment, at fair value	805,577	946,367
Single-family rental properties	1,040,645	1,025,324
Mortgage loans receivable, at fair value	1,869,852	2,049,266
Residential mortgage loans subject to repurchase	2,409,992	1,905,625
Cash and cash equivalents	1,639,539	1,238,736
Restricted cash	306,533	296,955
Servicer advances receivable	2,726,103	2,774,510
Other assets ($2,326,514 and $2,107,845 at fair value, respectively)	4,162,513	4,251,186
Assets of consolidated CFEs(A):
Investments, at fair value and other assets	4,315,417	4,232,803
Total Assets	$42,275,962	$42,018,889

Liabilities and Equity
Liabilities
Secured financing agreements	$15,357,630	$15,179,900
Secured notes and bonds payable ($197,234 and $205,286 at fair value, respectively)	9,410,773	9,955,891
Residential mortgage loan repurchase liability	2,409,992	1,905,625
Unsecured notes, net of issuance costs	1,200,791	1,197,294
Dividends payable	150,393	139,004
Accrued expenses and other liabilities ($560,312 and $503,925 at fair value, respectively)	2,357,516	2,644,728
Liabilities of consolidated CFEs(A):
Notes payable, at fair value and other liabilities	3,637,458	3,575,833
Total Liabilities	34,524,553	34,598,275

Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 issued and outstanding, $1,299,104 aggregate liquidation preference	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 519,732,422 and 489,732,422 issued and outstanding, respectively	5,197	4,897
Additional paid-in capital	6,513,768	6,162,872
Retained earnings (accumulated deficit)	(177,658)	(143,185)
Accumulated other comprehensive income	57,981	44,755
Total Rithm Capital stockholders’ equity	7,656,542	7,326,593
Noncontrolling interests in equity of consolidated subsidiaries	94,867	94,021
Total Equity	7,751,409	7,420,614
Total Liabilities and Equity	$42,275,962	$42,018,889

(A) Includes assets and liabilities of certain consolidated VIEs that meet the definition of collateralized financing entities (“CFEs”). These assets can only be used to settle obligations and liabilities of such VIEs for which creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) other net income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized gains and losses (including impairment and reserves as well as derivative activities), which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance and are not considered to be part of the Company’s core operations. Within other net income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense (iii) amortization expense related to intangible assets and (iv) amortization of acquisition premium on Mortgage loans receivable as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management excludes (i) legal and valuation service costs, (ii) other professional service fees incurred when the Company acquires certain investments, as well as (iii) costs associated with the acquisition and integration of acquired businesses as management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Management also excludes deferred taxes as management believes they are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2024	June 30, 2024
Net income (loss) attributable to common stockholders - GAAP	$97,024	$213,161
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	199,342	(71,480)
Other (income) loss, net	50,756	48,434
Computershare Mortgage Acquisition:
Bargain purchase gain	—	(28,161)
Non-recurring acquisition and restructuring expenses	—	14,936
Non-capitalized transaction-related expenses	3,242	7,775
Deferred taxes	(80,037)	46,451
Earnings available for distribution - Non-GAAP	$270,327	$231,116

Net income (loss) per diluted share	$0.20	$0.43
Earnings available for distribution per diluted share	$0.54	$0.47

Weighted average number of shares of common stock outstanding, diluted	496,800,687	490,981,282

SEGMENT INFORMATION
($ in thousands)

Third Quarter Ended September 30, 2024	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$441,562	$51,609	$—	$—	$—	$493,171
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(139,784))	(682,599)	(64,736)	—	—	—	(747,335)
Servicing revenue, net	(241,037)	(13,127)	—	—	—	(254,164)
Interest income	211,631	267,558	66,262	5,281	—	550,732
Gain on originated residential mortgage loans, held-for-sale, net	171,700	12,995	—	—	—	184,695
Other investment portfolio revenues	—	57,212	—	—	—	57,212
Asset management revenues	—	—	—	81,039	—	81,039
Total revenues	142,294	324,638	66,262	86,320	—	619,514
Interest expense and warehouse line fees	164,366	286,160	34,304	8,243	17,095	510,168
General and administrative	99,359	64,438	5,298	27,317	11,634	208,046
Compensation and benefits	177,702	3,929	9,520	58,267	16,255	265,673
Total operating expenses	441,427	354,527	49,122	93,827	44,984	983,887
Realized and unrealized gains (losses), net	20	389,833	17,972	5,128	—	412,953
Other income (loss), net	(13,156)	1,354	36	8,334	—	(3,432)
Total other income (loss)	(13,136)	391,187	18,008	13,462	—	409,521
Income (loss) before income taxes	(312,269)	361,298	35,148	5,955	(44,984)	45,148
Income tax expense (benefit)	(84,764)	(4,916)	2,754	8,493	—	(78,433)
Net income (loss)	(227,505)	366,214	32,394	(2,538)	(44,984)	123,581
Noncontrolling interests in income (loss) of consolidated subsidiaries	847	(1,123)	—	2,115	—	1,839
Dividends on preferred stock	—	—	—	—	24,718	24,718
Net income (loss) attributable to common stockholders	$(228,352)	$367,337	$32,394	$(4,653)	$(69,702)	$97,024

Total Assets	$16,888,982	$20,904,603	$3,083,322	$1,378,846	$20,209	$42,275,962
Total Rithm Capital Stockholders' Equity	$4,314,188	$3,143,995	$743,427	$717,212	$(1,262,280)	$7,656,542

Second Quarter Ended June 30, 2024	Origination and Servicing	Investment Portfolio	Mortgage Loans Receivable	Asset Management	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$442,016	$56,962	$—	$—	$—	$498,978
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(165,138))	(127,401)	59,503	—	—	—	(67,898)
Servicing revenue, net	314,615	116,465	—	—	—	431,080
Interest income	178,445	235,662	59,573	4,971	2	478,653
Gain on originated residential mortgage loans, held-for-sale, net	155,771	(2,030)	—	—	—	153,741
Other investment portfolio revenues	—	56,500	—	—	—	56,500
Asset management revenues	—	—	—	109,433	—	109,433
Total revenues	648,831	406,597	59,573	114,404	2	1,229,407
Interest expense and warehouse line fees	152,477	254,331	29,106	8,333	21,697	465,944
General and administrative	91,057	60,704	6,306	31,440	17,616	207,123
Compensation and benefits	184,853	3,478	9,113	51,982	21,022	270,448
Total operating expenses	428,387	318,513	44,525	91,755	60,335	943,515
Realized and unrealized gains (losses), net	—	(41,975)	18,739	8,467	—	(14,769)
Other income (loss), net	27,293	(8,810)	(2,116)	2,675	—	19,042
Total other income (loss)	27,293	(50,785)	16,623	11,142	—	4,273
Income (loss) before income taxes	247,737	37,299	31,671	33,791	(60,333)	290,165
Income tax expense (benefit)	38,960	2,909	1,952	7,827	—	51,648
Net income (loss)	208,777	34,390	29,719	25,964	(60,333)	238,517
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,016	1,110	—	835	—	2,961
Dividends on preferred stock	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$207,761	$33,280	$29,719	$25,129	$(82,728)	$213,161

Total Assets	$16,264,142	$21,289,580	$2,817,309	$1,637,511	$10,347	$42,018,889
Total Rithm Capital Stockholders' Equity	$3,998,447	$3,133,475	$732,061	$695,882	$(1,233,272)	$7,326,593

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm Capital seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.6 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com